                                                                  EXHIBIT 10.3.3

                              IRT PROPERTY COMPANY

                        RESTRICTED STOCK AWARD AGREEMENT

         IRT Property Company (the "Company") hereby grants to W. Benjamin
Jones III (the "Executive") 23,952 shares of the Company's $1.00 par value common stock ("Common Stock") set forth herein ("Restricted Stock") pursuant to the IRT Property Company 1998 Long Term Incentive Plan, and the Executive hereby accepts such grant upon such terms and conditions. Capitalized terms used but not defined herein shall have the meanings specified in the Plan.

         RESTRICTED STOCK GRANT

Number of shares of Restricted Stock granted:        23,952
Date of Grant:                                       June 18, 1998
Vesting Date(s) of Restricted Stock:                 2,395 (10% of the total
                                                     shares of Restricted Stock
                                                     granted hereby shall vest
                                                     on January 31 of each year
                                                     commencing 1999, with the
                                                     balance vesting on January
                                                     31, 2008)

Restrictions applicable to Restricted Stock:

         (a) The Executive must remain in the continuous employ of the Company or a Subsidiary of the Company until the respective vesting dates shown above (the "Restricted Period"). For example, if on January 31, 1999 the Executive has since the grant date been in the continuous employ of the Company or an affiliate that is consolidated with the Company in the Company's consolidated financial statements, 2,395 shares will vest and no longer be subject to forfeiture. The foregoing notwithstanding, all shares of Restricted Stock held at death or Disability shall immediately vest upon the death or Disability of the Executive, or upon any action of the Board of Directors or the Compensation Committee to vest such shares earlier than the scheduled vesting date. For purposes hereof, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

         (b) The shares of Common Stock will be issued in the name of the Executive as Restricted Stock and the certificates representing such shares will be held by the Company during the Restricted Period until vested and until released from any pledge of such shares of Common Stock of the Company.

         (c) The Executive, as beneficial owner of the Restricted Shares, shall have full voting and dividend rights with respect to the Restricted Shares during the Restricted Period.

         (d) Certificates representing shares of Restricted Stock shall bear the following legend:

         THE SHARES ARE SUBJECT TO A RESTRICTED STOCK AWARD AGREEMENT DATED AS OF JUNE 18, 1998 (THE "AWARD AGREEMENT"), AND NO SHARES OR ANY RIGHTS OR INTERESTS THEREIN MAY BE SOLD, TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE AWARD AGREEMENT.

       ******************************************************************

         The following additional terms shall apply to this Restricted Stock
Agreement:

         1. TAX WITHHOLDING. Prior to the delivery of any certificate or certificates for shares acquired upon the vesting of Restricted Stock hereunder, the Executive must satisfy federal, state and local withholding tax obligations by either (a) delivering to the Company shares of Common Stock, or (b) directing the Company to withhold certain of such shares, or (c) remitting to the Company a sufficient amount of cash to satisfy the withholding requirements. No election to satisfy withholding under (a) or (b) shall be effective unless approved by the Board of Directors of the Company, in its sole discretion. If withholding is to be satisfied under either (a) or (b), the Common Stock used for payment shall have a fair market value (as determined by the Board) on the date of delivery or withholding, which shall be the date the withholding tax is determined, equal to the amount of the taxes to be withheld. Any election by the Executive to satisfy withholding under (a) or (b) must be made in writing, signed by the Executive and delivered by the Executive prior to the date the amount of the withholding tax is determined, and shall be irrevocable. The portion of any withholding tax represented by a fractional share must be paid in cash.

         2. PAYMENT OF WITHHOLDING OBLIGATIONS. Prior to the delivery of stock certificates to the Executive pursuant to vesting of shares of Restricted Stock, the Executive shall deliver to the Company his check and/or a stock certificate registered in the name of the Executive duly assigned to the Company (with the assignment guaranteed by a bank, trust company, member firm of the New York Stock Exchange ("NYSE") or other participant in a Signature Guarantee Medallion Program), or directions for withholding of shares (as applicable) which the Board of Directors has permitted the Executive to transfer for satisfying federal and state withholding tax obligations.

         3. TRANSFERABILITY. None of the shares of Restricted Stock granted hereby or any interest therein are transferable or assignable prior to vesting. The shares of Restricted Stock have not been registered under the 1933 Act, and, even after vesting, unless registered under the Securities Act of 1933, as amended (the "1933 Act"), may not be sold or transferred, nor will any assignee thereof be recognized as an owner by the Company for any purpose, unless a registration statement under the 1933 Act with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed disposition or transfer of such shares is established to the satisfaction of counsel to the Company.

         4. DELIVERY OF SHARES. Certificates representing the shares of Common Stock will be held in pledge by the Company and shall be delivered as soon as practicable after vesting of the Restricted Stock and any release from pledge, but such delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements under the rules of the NYSE, and requirements under any other law or regulation applicable to the issuance or transfer of such shares.

         5. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor of the Company, in accordance with the terms of this Restricted Stock Award Agreement.

         6. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. All shares of Restricted Stock, and shares of Common Stock resulting after the Restricted Period from such shares of Restricted Stock are hereby pledged to secure the Executive's obligations under a Secured Promissory Note and a Pledge Agreement of even date herewith and all certificates representing all such shares shall be held by the Company until all of the Executive's obligations under the Secured Promissory Note and Pledge Agreement have been irrevocably paid in full, or otherwise in the Company's sole discretion, as and to the extent such shares are released.

                                    IRT PROPERTY COMPANY

                                    By:   /s/ Thomas H. McAuley
                                          -----------------------
                                    Name: Thomas H. McAuley
                                    Date: June 18, 1998

         As of the day and year first above written, I hereby accept the above Restricted Stock grant in accordance with and subject to the terms and conditions set forth above, and pledge all such Restricted Stock to the Company, and I agree that any shares of Common Stock, together with all substitutions and replacements therefore received by me hereunder will not be sold or otherwise disposed of by me except in a manner in compliance with applicable securities laws. I agree to notify the Company at least five business days in advance of any proposed sale or other disposition of any such shares following the vesting thereof and as permitted by the Pledge Agreement.


                                             /s/ W. Benjamin Jones III
                                             -------------------------
                                             Executive

                                             Date:  June 18, 1998


                                      - 3 -